PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735
   To vote by Internet
1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Go to website www.proxyvote.com
3)	Follow the instructions provided on the website.

     To vote by Telephone
1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Call 1-800-690-6903
3)	Follow the instructions.

   To vote by Mail
1)	Read the Proxy Statement.
2)	Check the appropriate box on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13689-S50583

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For	Against	Abstain
1. Approval of an Agreement and Plan of Reorganization providing for (1) the transfer of all of the assets of the Miller Income Opportunity Trust (the "MIOT Target Fund"), a series of the Legg Mason Global Asset Management Trust, to the Miller Income Fund (the "MIF Acquiring Fund"), a newly organized series of the Trust for Advised Portfolios, in exchange for (a) shares of each class of the MIF Acquiring Fund corresponding to an outstanding class of shares of the MIOT Target Fund with an aggregate NAV equal to the aggregate NAV of that corresponding class of shares of the MIOT Target Fund, and (b) the MIF Acquiring Fund's assumption of all of the liabilities of the MIOT Target Fund, followed by (2) the liquidating distribution to shareholders of the MIOT Target Fund on a *pro rata* basis within each share class, of the shares of the corresponding class of the MIF Acquiring Fund; and	☐	☐	☐

Transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

This proxy is solicited by the Board of Trustees of Legg Mason Global Asset Management and the Board of Trustees recommends that you vote FOR the Proposal. Please vote by checking the appropriate box.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

Note: Please sign exactly as your name(s) appear(s) on the records of the Fund and date. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice, Proxy Statement, Annual Report, Semi-Annual Report and Form of Proxy are available at

www.proxyvote.com.

E13690-S50583

Legg Mason Global Asset Management Trust
Miller Income Opportunity Trust
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of the Miller Income Opportunity Trust (the "MIOT Target Fund") a series of the Legg Mason Global Asset Management Trust, hereby appoints Robert I. Frenkel, Thomas C. Mandia, Harris C. Goldblat, Rosemary D. Emmens and Barbara Allen, or any of them, with full power of substitution, as proxies for the undersigned, to represent and cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting of Shareholders of the Fund (the "Meeting") to be held on January 30, 2017 at 10:30 a.m. Eastern Time, in the offices of Legg Mason Partners Fund Advisor, LLC, 620 Eighth Avenue, New York, New York 10018, and at any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" approval of the Proposal.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.